Exhibit 15.2

                           Accountants' Acknowledgment


The Owners of
Bottling Group, LLC:

The Board of Directors of
PepsiCo, Inc.




With respect to the registration statement listed below filed by Bottling Group LLC, we acknowledge our awareness of the use therein of our report dated July 10, 2003 related to our review of interim financial information of PepsiCo, Inc. for the twelve and twenty-four weeks ended June 14, 2003, incorporated by reference in the Quarterly Report on Form 10-Q of Bottling Group, LLC for the twelve and twenty-four weeks ended June 14, 2003.

     o Form S-4 dated June 19, 2003        (File No. 333-106285)

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.





                                                             /s/ KPMG LLP


New York, New York
July 25, 2003